                                                                   EXHIBIT 10.66



                        OWNERSHIP RESTRICTION AGREEMENT


         This Ownership Restriction Agreement (the "Agreement") dated as of December 11, 1996, is entered into among (a) MPILEX Management, L.L.C., a Delaware limited liability company (the "General Partner"), (b) MPILEX Partners, L.P., a Delaware limited partnership (the "Partnership"), and (c) the holders of Units of the General Partner and the Partnership listed on Schedule A hereto (each a "Holder" and collectively the "Holders").

                                    RECITALS

         A. The Holders own Units of the General Partner and the Partnership as reflected on Schedule A hereto.

         B. The parties desire to enter into this Agreement in order to preserve the continuity of management and ownership of the General Partner and the Partnership as hereinafter provided.

                                   AGREEMENTS

         In consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         Unless the context otherwise requires, the terms defined below shall have the following meanings for all purposes of this Agreement (applicable to both the singular and plural forms thereof):

         "Affiliate" means, when used with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person. For purposes of this definition "control", when used with respect to any specified Person, means the power to direct the management and policies of the Person, directly or indirectly, whether through the ownership of voting securities, by contract, by family relationship or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

         "Code"  means the Internal Revenue Code of 1986, as amended.

         "GP Units" means the Units of the General Partner as defined and set forth in the Regulations.

         "Holders" means the owners of record of GP Units and/or P Units.

         "ILEX" means Ilex Oncology, Inc., a Delaware corporation.

         "MPI" means MPI Enterprises, L.L.C., a Michigan limited liability company.

         "Owned Units" means, with respect to a Holder, the GP Units and P Units owned of record by such Holder.

         "P Units" means the Units of the partners of the Partnership as defined and set forth in the Partnership Agreement.

         "Partnership Agreement" means the Agreement of Limited Partnership of the Partnership dated as of December 11, 1996, as amended, modified or restated from time to time.

         "Person" includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

         "Regulations" means the Regulations of the General Partner dated as of December 11, 1996, 1996, as they may be amended, modified or restated from time to time.

         "Securities Act" means the Securities Act of 1933, as amended.

                                   ARTICLE 2
                        GENERAL RESTRICTION ON TRANSFER

         2.1 General Limitation. Unless otherwise approved in writing by all of the Holders, no Holder may sell, transfer, assign or devise, or subject to security interest, lien or charge, all or any part of its Owned Units; provided that a Holder may sell, transfer or assign all, but not less than all, of its Owned Units in compliance with the following conditions:

                 (a)      Any such sale, transfer or assignment is to one
         Person only;

                 (b) Any such sale, transfer or assignment includes all of such Holder's Owned Units;

                 (c) The provisions of Articles 3 or 4 hereof are satisfied; provided further, however, that the provisions of Articles 3 or 4 need not be satisfied if (i) all of the provisions of this
         Section 2.1 hereof are satisfied and (ii) the sale, transfer or assignment is made to an Affiliate of such Holder;

                 (d) In the event of a proposed sale, transfer or assignment pursuant to Article 3 hereof, the transferee or assignee is approved by the Tranferee Holder, which approval may not be unreasonably withheld (for purposes hereof, the withholding of approval by the Transferee Holder shall not be deemed unreasonable if such approval is withheld as a result of good faith concern on the part of the Transferee Holder that the transferee or assignee is engaged in a business that is in competition with the Transferee Holder);




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
                 (e) No sale, transfer or assignment will be permitted unless the Holder furnishes the General Partner, for itself and as the general partner of the Partnership, with an opinion of counsel satisfactory to the General Partner or other assurances reasonably satisfactory to the General Partner to the effect that the proposed sale, transfer or assignment will not subject the Partnership or the General Partner, as appropriate, to any additional regulatory requirements; will not constitute a violation of applicable law or this Agreement; will not result in the Partnership being classified as an association taxable as a corporation; will not constitute a termination under Section 708 of the Code; and is exempt from the registration provisions of the Securities Act and applicable state securities laws;

                 (f) The transferee or assignee of the GP Units and P Units of a Holder executes and acknowledges such instruments as may be reasonably necessary to reflect the admission of such transferee or assignee as a substituted member of the General Partner and a substituted limited partner of the Partnership, including, without limitation, a written acceptance by such transferee or assignee of the provisions of this Agreement, the Partnership Agreement and the Regulations; and

                 (g) The transferring Holder reimburses the General Partner for all reasonable expenses (including attorney fees) incurred by the General Partner and the Partnership in connection with such transaction.

         2.2 Acts in Violation. Any transfer by any Holder or any other Person in violation of Section 2.1 shall be null and void ab initio.


                                   ARTICLE 3
                             RIGHT OF FIRST REFUSAL

         3.1     Right of First Refusal.

                 (a) Subject to compliance with the restrictions contained in Article 2 hereof, if any Holder (a "Transferring Holder") wishes to sell, assign or transfer all of its Owned Units, such Transferring Holder shall first give a written notice (a "Transfer Notice") to other Holder (the "Transferee Holder") specifying the amount and type of Owned Units such Transferring Holder wishes to sell, assign or transfer, which amount (the "Transfer Interests") shall not be less than all of the Units owned by the Transferring Holder, the name and address of the proposed transferee, and containing an irrevocable offer (the "Transfer Offer") to sell the Transfer Interests to the Transferee Holder at the price and on the terms set forth in the Transfer Notice, which price and terms (i) shall be the same as the price and terms on which the Transferring Holder proposes to sell, assign or transfer such Owned Units and (ii) shall provide that all consideration payable to the Transferring Holder shall be in the form of cash and/or a promissory note (whether secured or unsecured) issued by the purchaser to the Transferring Holder.

                 (b) The Transfer Offer shall remain open to acceptance by the Transferee Holder for a period of 30 days from the date of the Transferee Holder's receipt of the Transfer Notice. During such 30-day period, the Transferring Holder shall promptly provide to the Transferee Holder such other information relevant to the proposed sale, assignment or transfer as the Transferee Holder may reasonably request. If the Transferee Holder desires to accept the Transfer Offer, it must give the Transferring Holder written notice of acceptance before the expiration of such 30-day period.

                 (c) The closing of any purchase by the Transferee Holder pursuant to this Article 3 shall take place at the principal offices of the General Partner on the 30th day (or, if not a business day, the next business day) after the notice of acceptance of the Transfer Offer is given by the Transferee Holder. At such closing, the Transferee Holder shall pay and deliver to the Transferring Holder all consideration required under the terms of the Transfer Offer, against delivery of duly executed assignments and other instruments reasonably necessary to effect the sale, assignment or transfer of the Transfer Interests to be purchased. The Transfer Interests shall be conveyed and delivered to the Transferee Holder or its designee free and clear of all liens, security interests, encumbrances, options, calls or other restrictions, other than those imposed by this Agreement, the Partnership Agreement and the Regulations.

                 (d) If, at the end of the 30th day after the Transfer Notice is received by the Transferee Holder, the Transferee Holder has not given its notice of acceptance of the Transfer Offer, then the Transferring Holder shall have 120 days in which to sell, assign or transfer all of the Transfer Interests to the Person specified in the Transfer Notice (but not any other Person) at a price not lower, and on other terms no more favorable to the transferee, than contained in the Transfer Notice. If, at the end of such 120-day period, the Transferring Holder has not completed the sale, assignment or transfer of all of the Transfer Interests in accordance with the foregoing, the Transferring Holder shall no longer be permitted to sell, transfer or assign the Transfer Interests pursuant to this Article 3 without again complying with this Article 3 in its entirety.


                                   ARTICLE 4
                              PUSH-PULL PROVISIONS

         4.1     Push-Pull Provisions.

                 (a) Subject to compliance with the restrictions contained in Article 2 hereof, and in addition to the rights of the Holders under Article 3 hereof, any Holder (an "Invoking Holder") may deliver to the other Holder (the "Offeree Holder") written notice (an "Offer Notice") that it is invoking the provisions of this Article 4. The Offer Notice shall set forth the cash price per GP Unit and the cash price per P Unit that the Invoking Holder would be willing to purchase GP Units and P Units as if such Invoking Holder was a third party offering to purchase such GP Units from the General Partner and such P Units from the





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
         Partnership. The Offer Notice shall constitute an offer by the Invoking Holder to (i) purchase all of the Owned Units of the Offeree Holder for cash at the prices per GP Unit and per P Unit set forth in the Offer Notice and (ii) sell all of its Owned Units for cash to the Offeree Holder at the prices per GP Unit and per P Units set forth in the Offer Notice.

                 (b) Upon receipt of the Offer Notice, the Offeree Holder may elect to either (i) purchase for cash all of the Invoking Holder's Owned Units at the prices per GP Unit and per P Unit set forth in the Offer Notice, or (ii) sell for cash all of its Owned Units to the Invoking Holder at the prices per GP Unit and per P Unit set forth in the Offer Notice. The Offeree Holder shall give notice of its election hereunder to the Invoking Holder within 60 days after the Offeree Holder's receipt of the Offer Notice; provided, however, that if the Offeree Holder does not give the Invoking Holder notice of its election within such 60-day period, the Offeree Holder shall be conclusively deemed to have elected to sell for cash all of its Owned Units to the Invoking Holder at the prices per GP Unit and per P Unit set forth in the Offer Notice. The Invoking Holder may rescind its offer notice prior to acceptance or deemed acceptance of the offer evidenced thereby by giving written notice of such rescission to the Offeree Holder prior to such acceptance or deemed acceptance.

                 (c) The closing of any purchase by the Invoking Holder or the Offeree Holder pursuant to this Article 4 shall take place at the principal offices of the General Partner on the 60th day (or, if not a business day, the next business day) after the sooner of (i) the date on which the Offeree Holder gives notice of such Offeree Holder's election under this Article 4 or (ii) the date on which the Offeree Holder is conclusively deemed to have elected to sell its Owned Units pursuant to this Article 4. At such closing, the purchasing Holder shall deliver, by wire transfer of immediately available funds, the appropriate amount to the selling Holder against delivery of duly endorsed certificates and duly executed assignments and other instruments necessary to effect the sale, assignment or transfer of the Owned Units to be purchased. The Owned Units of the selling Holder shall be conveyed and delivered to the purchasing Holder or its designee free and clear of all liens, security interests, encumbrances, options, calls or other restrictions other than those imposed by this Agreement, the Partnership Agreement and the Regulations.

                 (d) After the giving of an Offer Notice as described herein, no Holder may sell, assign or transfer its Owned Units under
         Article 3 hereof until the closing of the sale of the selling Holder's Owned Units pursuant to Article 4.


                                   ARTICLE 5
                             BANKRUPTCY OF A HOLDER

         In the event that any Holder shall initiate a petition in bankruptcy or for reorganization, suffer to be filed against it a petition in bankruptcy or reorganization and fail to cause such petition to be dismissed within 60 days, or admit insolvency or





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
be adjudicated insolvent (such Holder being herein referred to as a "Bankrupt Holder"), then in any such event the other Holder shall have the exclusive right and option to purchase all of the Owned Units of such Bankrupt Holder at a purchase price equal to the Appraised Value (hereinafter defined) of the Owned Units of such Bankrupt Holder. The payment for such Owned Units shall be in cash and the closing of such transaction shall occur at the principal offices of the Partnership, or at another place mutually agreeable to the parties, within 15 days after the receipt of the notice described in the following sentence, and the Bankrupt Holder shall be obligated and bound to sell its Owned Units to the other Holder upon said terms. Notice of the exercise of the option granted pursuant to this Article 4 shall be given to the Bankrupt Holder within 180 days of the date on which the Holder other than the Bankrupt Holder obtains knowledge of the initiation or filing of such petition in bankruptcy or for reorganization or of the insolvency of the Bankrupt Holder. As used herein, "Appraised Value" shall mean the fair market value of such Owned Units as determined by a qualified independent appraiser, selected in good faith by the non-Bankrupt Holder and approved by the Bankrupt Holder (which approval may not be unreasonably withheld or delayed). Such "Appraised Value" shall not include any minority interest discount or majority interest premium. All fees and expenses of such appraiser shall be paid by the Partnership.

                                   ARTICLE 6
                                 MISCELLANEOUS

         6.1 Additional Restrictions. In addition to the foregoing provisions of this Agreement, the Holders agree as follows:

                 (a) No Holder may pledge or otherwise grant any security interest in any of its Owned Units without the prior written consent of all of the Holders; and

                 (b) MPI (or its permitted assign) will not permit the Persons that control MPI (or its permitted assign) as of the date hereof (or in the case of an assignee, as of the date such assignee becomes a Holder hereunder) (such Persons being referred to as the "Controlling Persons") to sell, assign or otherwise transfer ownership interests in MPI (or its permitted assign) such that a Person who is not an Affiliate of the Controlling Persons thereafter controls MPI (or its permitted assign), unless such transferee is approved by the ILEX, which approval may not be unreasonably withheld (for purposes hereof, the withholding of approval shall not be deemed unreasonable if such approval is withheld as a result of a good faith concern that the transferee is engaged in a business that is in competition with
         ILEX). As used above, "control" shall have the meaning set forth in the definition of "Affiliate" in Article 1 hereof. The Controlling Persons of MPI as of the date of this Agreement are J.R. Mitchell, M.D., Ph.D. and William Parfet. The foregoing provisions of this
         Section 6.1(b) shall only apply so long as the Owned Units held by MPI (or its permitted assign) constitute substantially all of the assets of MPI (or its permitted assign, as the case may be).





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
         6.2 Term of this Agreement. This Agreement shall continue until the sooner to occur of (a) the dissolution and termination of the Partnership or (b) the agreement by all of the Holders to terminate this Agreement.

         6.3 Enforcement. No Owned Units shall be transferred on the books of the Partnership or the General Partner and no transfer thereof shall be effective unless and until the terms and provisions of this Agreement are complied with, and in case of violation of this Agreement by the attempted transfer of the Owned Units without compliance with the terms and provisions thereof, such transfer shall be invalid and of no effect and the General Partner and/or the Holders who are not attempting to transfer the Owned Units shall have the right to compel the Holder who is attempting to transfer the Owned Units, and/or the purported transferee, to transfer and deliver the same in accordance with Article 2 and Articles 3 or 4 of this Agreement, whichever is applicable.

         6.4 Specific Performance. The parties hereto recognize that the Owned Units cannot be readily purchased or sold on the open market and that it is to the benefit of the Partnership, General Partner and the Holders that this Agreement be carried out; and for those and other reasons, the parties hereto would be irreparably damaged if this Agreement is not specifically enforced in the event of a breach hereof. If any controversy concerning the rights or obligations to purchase or sell any Owned Units arises, or if this Agreement is breached, the parties hereto hereby agree that remedies at law might be inadequate and that, therefore, such rights and obligations, and this Agreement, shall be enforceable by specific performance. The remedy of specific performance shall not be an exclusive remedy, but shall be cumulative of all other rights and remedies of the parties hereto at law, in equity or under this Agreement.

         6.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by reputable overnight delivery service, cable, telegram, facsimile transmission or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

                 (a)      If to the General Partner or Partnership:

                          MPILEX Management, L.L.C.
                          14785 Omicron Dr., Suite 101
                          San Antonio, TX 78245
                          Attn:  Board of Managers
                          Fax No.:  (210) 677-6009





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
                 (b)      If to ILEX:

                          ILEX Oncology, Inc.
                          14785 Omicron Dr., Suite 101
                          San Antonio, TX 78245
                          Attn:  Richard L. Love
                          Fax No.:  (210) 677-6009

                 (c)      If to MPI:

                          MPI Enterprises, L.L.C.
                          54943 N. Main Street
                          Mattawan, MI   49071
                          Attn:  J.R. Mitchell
                          Fax No.:  (616) 668-4151

                 (d) A copy of each notice to the General Partner or the Partnership shall be sent, in the manner described in this section, to each Holder.

Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the third calendar day after posting, in the case of notice so given by overnight delivery service, on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission with answer back or other confirmations, or, as the case may be, personal delivery.

         6.6 Binding Effect. This Agreement, including, without limitation, the restrictions, rights and conditions contained herein relating to the transfer of Owned Units shall be binding upon the parties hereto and their respective successors and assigns permitted under this Agreement. In particular, any assignee of a Holder permitted under the terms of this Agreement shall have all rights hereunder of the assigning Holder in full substitution of such assigning Holder.

         6.7 Governing Law. This Agreement shall be governed by and interpreted in accordance with laws of the State of Delaware.

         6.8 Arbitration. Any claim, dispute or controversy of any nature whatsoever, including but not limited to tort claims or contract disputes, among the parties to this Agreement or their respective successors and assigns, arising out of or relating to the terms and conditions of this Agreement, including the implementation, applicability and interpretation thereof, shall be resolved in accordance with the dispute resolution procedures set forth on Annex A attached to this Agreement.





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
         6.9 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         6.10 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written and oral) relating to the subject matter hereof.

         6.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         6.12 Amendments. This Agreement may be amended, modified or supplemented only by a written instrument executed by all of the Holders.

                           [signatures on next page]





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
         IN WITNESS WHEREOF, the parties hereto have executed this Ownership Restriction Agreement as of the day and in the year first above written.



                                     GENERAL PARTNER:

                                     MPILEX MANAGEMENT, L.L.C.



                                     By: /s/ RICHARD L. LOVE
                                        ---------------------------------------
                                             Richard L. Love, President

                                     PARTNERSHIP:

                                     MPILEX PARTNERS, L.P.


                                     By:      MPILEX MANAGEMENT, L.L.C.
                                              General Partner



                                              By: /s/ RICHARD L. LOVE
                                                 ------------------------------
                                                     Richard L. Love, President

                                     HOLDERS:

                                     MPI ENTERPRISES, L.L.C.



                                     By: /s/ J. R. MITCHELL
                                        ---------------------------------------
                                             J.R. Mitchell, M.D., Ph.D.,
                                             Co-Chairman and CEO


                                     ILEX ONCOLOGY, INC.


                                     By: /s/ RICHARD L. LOVE
                                        ---------------------------------------
                                             Richard L. Love,
                                             President





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
                                   SCHEDULE A

                                 GP AND P UNITS


A.       Units in General Partner                                   GP Units
         ------------------------                                   --------


         ILEX Oncology, Inc.                                        50 Class A
         14785 Omicron Dr., Suite 101
         San Antonio, TX 78245


         MPI Enterprises, L.L.C.                                    50 Class B
         54943 N. Main Street
         Mattawan, MI   49071


B.       Units in Partnership                                       P Units
         --------------------                                       -------


         MPILEX Management, L.L.C.                                    1
         14785 Omicron Dr., Suite 101
         San Antonio, TX   78245

         ILEX Oncology, Inc.                                         49.5
         14785 Omicron Dr., Suite 101
         San Antonio, TX   78245

         MPI Enterprises, L.L.C.                                     49.5
         54943 N. Main Street
         Mattawan, MI   49071





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
                                    ANNEX A


                         ALTERNATIVE DISPUTE RESOLUTION


         All disputes between the parties relating to this Agreement, the Partnership Agreement or the Regulations shall be settled among the parties by the following procedures. For purposes hereof, the parties shall mean Ilex (and its permitted successors and assigns), on one side, and MPI (and its permitted successors and assigns), on the other:

         1.      NEGOTIATION

                 1.1 Within thirty (30) days of the incurred acts, occurrences and/or omissions giving rise to the dispute, the aggrieved party shall give detailed written notice to the other party of the aggrieved party's specific complaint including the amount of actual damages and expenses, including attorneys' fees, claimed or incurred by the aggrieved party. The aggrieved party shall include copies of all documents which support its claims.

                 1.2 Within thirty (30) days after receipt of the notice, the party receiving the notice shall tender to the other party a written response, including an offer of settlement, if appropriate. Any offer of settlement not accepted with thirty (30) days of receipt by the aggrieved party shall be deemed to have been rejected.

                 1.3 The tender of an offer of settlement is not an admission of engaging in an unlawful act or practice or of liability.

                 1.4 In the event the parties are unable to settle their disputes after following the procedures set forth above, with fifteen (15) days thereafter, the parties shall submit their disputes to mediation.

         2.  MEDIATION

                 2.1 Consent to Mediator. Both parties shall share equally in the naming of the mediator. The mediator shall act as an advocate for resolution and shall use his or her best efforts to assist the parties in reaching a mutually acceptable settlement.

                 2.2 Conditions Precedent to Serving as Mediator. The mediator shall not serve as a mediator in any dispute in which he or she has any financial or personal interest in the result of the mediation. Prior to accepting an appointment, the mediator shall disclose any circumstance likely to create a presumption of bias or prevent a prompt meeting with the parties. In the event that the parties disagree as to whether the mediator shall serve, the mediator shall not serve.





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
                 2.3 Authority of Mediator. The mediator does not have the authority to decide any issue for the parties, but will attempt to facilitate the voluntary resolution of the dispute by the parties. The mediator is authorized to conduct joint and separate meetings with the parties and to offer suggestions to assist the parties in achieving settlement. If necessary, the mediator may also obtain expert advice concerning technical aspects of the dispute, provided that the parties agree and assume the expenses of obtaining such advice. Arrangements for obtaining such advice shall be made by the mediator or the parties, as the mediator shall determine. Likewise, the mediator may request the limited production of documents from both parties in defense of their respective claims. The mediator shall not disclose the parties in defense of their respective claims. The mediator shall not disclose the actual documents without the consent of the offering party. However, in his or her discussions with the respective parties, the mediator will be permitted to share summary oral information from any such documents.

                 2.4 Length of Mediation. Mediation proceedings shall not extend beyond two (2) days, without the consent of the parties.

                 2.5 Commitment to Participate in Good Faith. The parties further agree that at any time following the mediation process but prior to the initiation of binding arbitration, the president or highest ranking senior level executive of the respective companies shall meet or confer telephonically in one last effort to resolve the dispute. During each phase of the alternative dispute evaluation process, the parties agree to act in good faith to settle the dispute, if possible.


         3.      ARBITRATION.

                 3.1 All claims, disputes, controversies and other matters in question arising out of or relating to the Agreement or to the alleged breach thereof shall be settled by Negotiation between the parties as described in Section 1 of this Annex A or by Mediation between the parties as described in Section 2 of this Annex A. If such negotiation and mediation are unsuccessful, the parties agree to submit to binding arbitration. The parties agree the arbitration shall be administered by the American Arbitration Association ("AAA") and conducted in accordance with its Commercial Arbitration Rules, except as otherwise provided in accordance with procedures set forth in Sections 3.2 through 3.3 (xiii) of this Annex A or as the parties may otherwise agree.

                 3.2 Notice. Notice of demand for binding arbitration shall be given in writing to the other party pursuant to the Agreement.

                 3.3 Binding Arbitration. Upon filing of a notice of demand for binding arbitration by either party, arbitration shall be commenced and conducted as follows:

                          (i)     Arbitrator.  All claims, disputes,
controversies, and other matters (collectively "matters") in question shall be referred to and decided and settled by an arbitrator that has been found acceptable by both Ilex and MPI. Selection of the arbitrator shall be made within ten (10) business days after the date of filing of a demand for arbitration. In the event the parties cannot agree on the selection of the arbitrator within ten (10) business days of delivery of the written notice invoking arbitration, the arbitrator shall be selected pursuant to the AAA Commercial Arbitration Rules.

                          (ii)    Cost of Arbitration.  The cost of arbitration
proceedings, including without limitation the arbitrator's compensation and expenses, hearing room charges, court reporter transcript charges etc., shall be borne by the parties equally or otherwise as the arbitrator may determine. The arbitrator may award the prevailing party its reasonable attorneys' fees and costs incurred in connection with the arbitration. The arbitrator is specifically instructed to award attorneys' fees for instances of abuse in the discovery process.

                          (iii)   Location of Proceedings.  The arbitration
proceedings shall be held in San Antonio, Texas, unless the parties agree otherwise.

                          (iv)    Pre-hearing Discovery.  The parties shall
have the right to conduct and enforce pre- hearing discovery in accordance with the then current Federal Rules of Civil Procedure, subject to these limitations:

                          (a) Each party may serve no more than one set of interrogatories limited to fifty items;

                          (b) Each party may depose the other party's expert
                 witnesses who will be called to testify at the hearing, plus two fact witnesses without regard to whether they will be called to testify (each party will be entitled to a total of nor more than 24 hours of depositions of the other party's witnesses), provided however, that the arbitrator may provide for additional depositions upon showing of good cause; and

                          (c) Document discovery and other discovery shall be
                 under the control of and enforceable by the arbitrator.

                          (v)     Discovery disputes.  All discovery disputes
shall be decided by the arbitrator.  The arbitrator is empowered;

                          (a) to issue subpoenas to compel pre-hearing document or deposition discovery;

                          (b) to enforce the discovery rights and obligations of the parties; and

                          (c) to otherwise control the scheduling and conduct
                 of the proceedings.

         Notwithstanding any contrary foregoing provisions, the arbitrator shall have the power and authority to, and to the fullest extent practicable shall, abbreviate





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
arbitration discovery in a manner which is fair to all parties in order to expedite the conclusion of each alternative dispute resolution proceeding.

                          (vi)    Pre-hearing Conference.  Within fifteen (15)
days after selection of the arbitrator or as soon thereafter as is mutually convenient to the arbitrator, the arbitrator shall hold a pre-hearing conference to establish schedules for completion of discovery, for exchange of exhibit and witness lists, for arbitration briefs, for the hearing, and to decide procedural matters and all other questions that may be presented.

                          (vii)   Hearing Procedures.  The hearing shall be
conducted to preserve its privacy and to allow reasonable procedural due process. Rules of evidence need not be strictly followed, and the hearing shall be streamlined as follows:

                          (a) Documents shall be self-authenticating, subject to valid objection by the opposing party;

                          (b)  Expert reports, witness biographies,
                 depositions, and affidavits may be utilized, subject to the opponent's right of a live cross-examination of the witness in person;

                          (c) Charts, graphs, and summaries shall be utilized to present voluminous data, provided (i) that the underlying data was made available to the opposing party thirty (30) days prior to the hearing, and (ii) that the preparer of each chart, graph, or summary is available for explanation and live cross-examination in person;

                          (d) The hearing should be held on consecutive business days without interruption to the maximum extent practicable; and

                          (e) The arbitrator shall establish all other procedural rules for the conduct of the arbitration in accordance with the rules of arbitration of the Center for Public Resources.

                          (viii)  Governing Law.  This arbitration provision
shall be governed by, and all rights and obligations specifically enforceable under and pursuant to, the Federal Arbitration Act (9 U.S.C. Section 1, et seq.). All disputes under this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware. No conflict-of-laws rule or law that might refer such construction or interpretation to the laws of another jurisdiction shall be considered.

                          (ix)    Consolidation.  No arbitration shall include,
by consolidation, joinder, or in any other manner, any additional person not a party to the Agreement, except by written consent of both parties containing a specific reference to this Agreement.

                          (x)     Award.  The arbitrator is empowered to render
an award of general compensatory damages and equitable relief (including, without limitations, injunctive relief), but is not empowered to award exemplary, special or punitive damages. The award rendered by the arbitrator
(1) shall be final; (2) shall not constitute a basis for collateral estoppel as to any issue; and (3) shall not be subject to vacation or modification.

                          (xi)    Waiver of Any Right to Punitive or Exemplary
Damages. All persons subject to the Agreement expressly agree to WAIVE ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES of any kind, whether this right or claim could accrue NOW OR IN THE FUTURE under applicable law. However, in the event a court determines that the express waiver set forth in Section 3(xi) of this Annex A is unenforceable, then the arbitrator, and not a court, shall determine if punitive or exemplary damages should be awarded and, if awarded, the amount thereof.

                          (xii)   Confidentiality.  The parties hereto will
maintain the substance of any proceedings hereunder in confidence and the arbitrator, prior to any proceedings hereunder, will sign an agreement whereby the arbitrator agrees to keep the substance of any proceedings hereunder in confidence.

                          (xiii)  Severability.  In the event any court or
other tribunal concludes any portion of this Annex A to be void or otherwise unenforceable for any reason, the remainder of this Annex A shall survive and is deemed severable, such that the parties' express purpose to arbitrate any unresolved controversy shall be recognized and given effect.





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